UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2019

ALLIANCE MMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 8, 2019, the Nasdaq Stock Market notified the Company that it was not in compliance with the Nasdaq’s rules for continued listing because the Company did not hold its annual stockholder’s meeting within one year of its fiscal year end, as required by Nasdaq Rule 5620(a).

On January 7, 2019, the Company filed a revised preliminary proxy statement with respect to the Special Meeting in lieu of Annual Meeting of stockholders, which the company intends to hold on or about January 30, 2019, as contemplated by the Company’s Nasdaq compliance plan.

In response to the Nasdaq notification, the Company intends to make a written submission to the Nasdaq Hearings Panel (i) to confirm its intention to hold its Special Meeting in lieu of Annual Meeting on or about January 30, 2019, as contemplated by the Company’s Nasdaq compliance plan, and (ii) to request that the Hearings Panel grant the Company an exception to the Rule 5620(a) Annual Meeting requirement until no later than February 15, 2019 (10 days prior to the date by which the Company is required to meet the conditions for continued listing previously established by the Nasdaq Hearings Panel).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE MMA, INC.

	By:	/s/ John Price
John Price
President and Chief Financial Officer

Dated: January 11, 2019